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                                                                     EXHIBIT 5.1


HONIGMAN                                                          (313) 465-7000
HONIGMAN MILLER SCHWARTZ AND COHN LLP                        FAX: (313) 465-8000
ATTORNEYS AND COUNSELORS                                        WWW.HONIGMAN.COM
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                                January 14, 2005


Tarpon Industries, Inc.
2420 Wills Street
Marysville, Michigan  48040


Ladies and Gentlemen:

         We have represented Tarpon Industries, Inc., a Michigan corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-1, File No. 333-120117 (the "Registration Statement"), for registration under the Securities Act of 1933, as amended (the "Securities Act"), of a maximum of (a) 2,875,000 of the Company's common shares, no par value (the "Common Shares"), (b) the lead underwriters' warrants to purchase 250,000 Common Shares and the underlying Common Shares (the "Underwriters' Shares"), and (c) 565,000 Common Shares offered by selling shareholders for resale after exercising warrants to purchase those shares (the "Selling Shareholder Shares").

         Based upon our examination of such documents and other matters as we deem relevant, it is our opinion that the Common Shares, Underwriters' Shares and Selling Shareholder Shares covered by the Registration Statement are duly authorized and, when issued and sold by the Company as described in the Registration Statement and the related warrants and in the manner set forth in the Underwriting Agreement and the related warrants referred to in the Registration Statement, against payment therefor, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus included in the Registration Statement. In giving such consents, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission under the Securities Act.

                                        Very truly yours,


                                        HONIGMAN MILLER SCHWARTZ AND COHN LLP


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